Invesco Charter Fund                                             SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2010
File number :      811 - 1424
Series No.:        3

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                     $ 25,441
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class R                     $    147
        Class S                     $     45
        Class Y                     $    541
        Institutional Class         $  3,373


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.0922
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class R                       0.0746
        Class S                       0.0934
        Class Y                       0.1039
        Institutional Class           0.1357


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                      277,319
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                       16,917
        Class C                       17,196
        Class R                        3,005
        Class S                        1,200
        Class Y                        7,794
        Institutional Class           29,509


74V.  1 Net asset value per share (to nearest cent)
        Class A                      $ 15.70
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                      $ 15.14
        Class C                      $ 15.18
        Class R                      $ 15.61
        Class S                      $ 15.71
        Class Y                      $ 15.75
        Institutional Class          $ 16.15